Exhibit 99.1

Teradata Corporation

Board of Directors Corporate Governance Guidelines

Adopted July 25, 2007

Amended and Restated December 2, 2008

Teradata’s Board of Directors is elected by the stockholders to govern the affairs of the Company. The Board selects the senior management team, which is charged with the conduct of the Company’s business. Having selected the senior management team, the Board acts as an advisor to senior management and monitors its performance. It reviews the Company’s strategies, financial objectives and operating plans. The Board also plans for management succession of the Chief Executive Officer, as well as other senior management positions.

To help discharge its responsibilities, the Teradata Board of Directors has adopted the following guidelines on significant corporate governance issues.

Size, Composition, and Independence of the Board

1. Size of the Board

The Board periodically reviews the size of the Board and determines whether any changes are appropriate, although it is the sense of the Board that a board of five to ten members is about right. However, the Board would be willing to increase the size of the Board in order to accommodate the availability of an outstanding candidate.

2. Membership Qualifications and Board Balance

The Board, with input from the Committee on Directors and Governance, is responsible for periodically determining the appropriate skills, perspectives, experiences, and characteristics required of Board candidates, taking into account the Company’s needs and current make-up of the Board. This assessment should include knowledge, experience, and skills in areas critical to understanding the Company and its business; personal characteristics, such as integrity and judgment; and candidates’ commitments to the boards of other publicly-held companies. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a Director and that he or she devotes the time necessary to discharge his or her duties as a Director.

The Committee on Directors and Governance is responsible for periodically reviewing and modifying, as appropriate, these qualification guidelines. The Board believes the qualification guidelines included as Exhibit A are currently appropriate, but it may change these guidelines as the Company’s and Board’s needs warrant.

3. Director Selection

The Board nominates candidates for election by the stockholders and is responsible for filling vacancies on the Board. The Committee on Directors and Governance will recommend to the Board nominees for election, based on the need for new Board members identified by the Committee, the Chairman, the Chief Executive Officer or other Board members, as well as incumbent Directors for re-election, as appropriate. In selecting individuals for nomination, the Committee will seek the input of the Chairman of the Board and the Chief Executive Officer and will consider individuals

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recommended for Board membership by the Company’s stockholders in accordance with the Company’s Bylaws and applicable law. The Committee will evaluate all candidates using the qualification guidelines included as Exhibit A, as they may be supplemented by the Committee on Directors and Governance. The Committee will determine if any Board members have relationships with preferred candidates who can help initiate contact with such candidates. The Committee may also use a third-party search firm to assist in identifying and contacting preferred candidates. Prospective candidates will be interviewed by the Chairman of the Board, Chief Executive Officer and at least one member of the Committee on Directors and Governance. During the selection process, the full Board will be informally kept informed of progress. The Committee on Directors and Governance will meet to consider and approve final candidate(s) and seek Board endorsement of the selected candidate. Once a candidate is selected to join the Board, the Chairman of the Board and/or the Chair of the Committee on Directors and Governance will extend the invitation to join the Board on the Board’s behalf.

The Committee on Directors and Governance will consider candidates recommended by stockholders for nomination by the Board. Stockholders wanting to suggest Director candidates should submit their suggestions in writing to the Corporate Secretary of the Company, providing the candidate’s name, age, residential and business contact information, detailed biographical data and qualifications for service as a Board member, the class or series and number of shares of capital stock (if any) of the Company which are owned beneficially or of record by the candidate, a document signed by the candidate indicating the candidate’s willingness to serve, if elected, and evidence of the stockholder’s ownership of Company stock. If a stockholder submits a candidate for nomination by the Board, the candidate will be considered using the same criteria that the Board uses to evaluate other candidates for Board nomination. The foregoing procedures apply only to stockholders who wish to submit candidates for consideration as Board nominees for Director. A stockholder wanting to nominate a candidate for Director election must do so by following the procedures described in Article II, Section 16 of the Company’s Bylaws.

4. Majority of Independent Directors

As a matter of policy, the Board believes that a substantial majority of the Directors should be independent. The Board adopts the definition of independence described in Exhibit B to these Guidelines. The Board may amend this definition in the future; if it does, it will disclose the revised definition. On an annual basis, with input and a recommendation from the Committee on Directors and Governance, the Board will determine whether each outside Director meets the definition of independence and will disclose its determination. Currently, the Board believes there is no relationship between any outside Director and the Company that would be construed in any way to compromise any outside Director being considered independent.

5. Term Limits

The Board does not believe it should establish term limits. While term limits could help ensure fresh ideas, they also would force the Board to lose the contributions of Directors who have developed an insight into the Company. This insight and continuity of Directors is an advantage, not a disadvantage. As an alternative to term limits, the Committee on Directors and Governance will review a Director’s continuation on the Board whenever the Director experiences a change in professional responsibilities, as a way to assure that the Director’s skills and experience continue to match the needs of the Board. In addition, in connection with nomination of the slate of Directors that the Board proposes for election by stockholders each year, the Committee on Directors and Governance will consider re-nominated Directors’ continuation on the Board and take steps as may be appropriate to ensure that the Board maintains an openness to new ideas. An individual Director’s re-nomination is dependent upon a performance assessment and suitability review conducted by the Committee on Directors and Governance. The performance assessment will take into account the Director’s participation in and contribution to the activities of the Board.

6. Retirement Age

The Board believes that Directors should retire from the Board at the first annual meeting following their 72nd birthday.

7. Significant Job Changes

It is the view of the Board that each Director who retires from his or her present employment, or who materially changes his or her position or business or professional responsibilities, should bring this change to the attention of the Committee on Directors and Governance and should offer to resign from the Board. The Board does not believe that each Director who retires or has a change in position or responsibilities should necessarily leave the Board. The Committee on Directors and Governance will, however, review the continued appropriateness of Board membership under these circumstances and make a recommendation to the Board.

This same guideline applies to any inside Directors, including the Chief Executive Officer of the Company, in the event he or she no longer serves in that position. A former Chief Executive Officer serving on the Board will be considered an inside Director.

8. Voting for Directors

Unless there is a Contested Election of Directors (as defined in the Company’s Bylaws), Directors are elected by the affirmative vote of the holders of a majority of the voting power of the stockholders present in person or by proxy at the annual meeting of stockholders. If an incumbent Director is not re-elected by the required majority vote, such Director shall promptly offer his or her resignation after such election. The Board, giving due consideration to the best interests of the Company and its stockholders, shall evaluate the relevant facts and circumstances, including whether the underlying cause(s) of the Director’s failure to receive the required majority vote can be cured, and shall make a decision, within 90 days after the election, on whether to accept the offered resignation. Any Director who offers a resignation pursuant to this provision shall not participate in the Board’s decision. The Board will promptly disclose publicly its decision and, if applicable, the reasons for rejecting the offered resignation. If the Board accepts a Director’s resignation pursuant to this process, the Committee on Directors and Governance will recommend to the Board whether to fill the resulting vacancy or reduce the size of the Board.

9. Other Directorships

Directors should advise the Chairman of the Committee on Directors and Governance in advance of accepting an invitation to serve on another public company board. There should be an opportunity for the Board, through the Committee on Directors and Governance, to review the Director’s availability to fulfill his or her responsibilities as a Director if he or she serves on more than three other public company boards. Service on board of other organizations shall comply with the Company’s conflict of interest policies.

10. Code of Conduct and Conflicts of Interest

Directors are committed to acting at all times in accordance with the requirements of the Company’s Code of Conduct, which shall be applicable to each Director in connection with his or her activities relating to the Company. This obligation shall at all times include, without limitation, adherence to the Company’s policies with respect to conflicts of interest, confidentiality, protection of the Company’s assets, ethical conduct in business dealings and respect for and compliance with applicable law. Any waiver of the requirements of the Code of Conduct with respect to any individual Director shall be reported to, and be subject to the approval of, the Board, and shall be publicly disclosed to the extent required under applicable law.

The Board determines on a case-by-case basis whether a conflict of interest exists. Each Director will advise the Board of any situation that could potentially be a conflict of interest, and the Board expects such Director to abstain from participating in the Board’s deliberations on an issue in which he or she has a material conflict of interest.

Board Leadership

11. Selection of Chairman of the Board

The Board may select, as it deems best for the Company, the Chairman of the Board. The Board therefore does not have a guideline on whether the role of the Chairman of the Board should be held by a non-employee Director. In the event the Chairman of the Board is not independent, the Board may designate a lead Director who is an independent, non-employee Director.

Board Roles and Responsibilities

12. Business Judgment; Indemnification

The basic responsibility of the Directors is to exercise their business judgment in good faith to act in what they believe to be the best interests of the Company. In discharging that obligation, Directors should be entitled to rely on the honesty and integrity of their fellow Directors and of the Company’s senior executives, outside advisors and outside auditors. The Directors are also entitled to have the Company purchase reasonable Directors’ and officers’ liability insurance on their behalf, to the benefits of indemnification to the fullest extent permitted by law and the Company’s Amended and Restated Certificate of Incorporation.

13. Authorization Guidelines

Consistent with the Board’s power to delegate to management the day-to-day operations of the Company’s business, the Board believes that the allocation of responsibilities and authority currently in place is appropriate, although the Board may alter the authorizations in the future.

14. Assessing the Board’s Performance

The Board believes that annual evaluations of the overall performance of the Board should be conducted. This is best accomplished, in the Board’s view, by the entire Board under the leadership of the Chair of the Committee on Directors and Governance. The Committee on Directors and Governance, with input from the other Directors, is responsible for determining the performance criteria and process to be used for the evaluation and for conducting the evaluation. The purpose of these evaluations is to enhance the effectiveness of the Board as a whole. Additionally, each Committee of the Board will conduct an annual evaluation of its performance and report the results of the evaluation to the Board.

The performance of individual Directors will be assessed by the Committee on Directors and Governance when a Director is being considered for re-nomination and when a Director offers to resign due to a change in professional responsibilities. The Committee on Directors will choose the method and criteria for these assessments. If, at any time, the Board determines that an individual Director is not meeting the established performance standards and qualification guidelines, or his or her actions reflect poorly upon the Board and the Company, the Board may request the resignation of the non-performing Director.

15. Oversight of Management Evaluation

The Compensation and Human Resource Committee will have oversight of the performance evaluations of the Company’s executive officers, including the Chief Executive Officer.

16. Evaluating the CEO’s Performance

The Board will review the performance of the Chief Executive Officer at least annually. This evaluation will be conducted by the Compensation and Human Resource Committee, under the leadership of the Committee Chair. The evaluation criteria and the results of the evaluation will be discussed by the Committee with the entire Board in an executive session without the presence of any inside Directors. The Board will consider whether the Chief Executive Officer is providing the best leadership for the Company in the long- and short-term. The results of the review and evaluation will be communicated to the Chief Executive Officer by the Chair of the Compensation and Human Resource Committee. The Board, in its discretion, may conduct this evaluation in conjunction with the Compensation and Human Resource Committee’s annual review and setting of the Chief Executive Officer’s compensation. The Compensation and Human Resource Committee will use the evaluation results in establishing compensation of the Chief Executive Officer, with a portion of his or her compensation to be tied to performance.

17. Succession Planning and Leadership Development

Each year, the Chief Executive Officer will report to the Compensation and Human Resource Committee on succession planning and his or her recommendation as to a potential successor, along with a review of any development plans recommended for such individuals. The Committee will make an annual report to the Board on succession planning, and the Board will work with the Committee to nominate and evaluate potential successors to the Chief Executive Officer. When the Compensation and Human Resource Committee and the Board review management succession plans for the Chief Executive Officer, they will consider succession in the event of an emergency or retirement of the Chief Executive Officer. In addition, the Compensation and Human Resource Committee, with input from the Chief Executive Officer and other members of management as appropriate, will review annually the Company’s program for management development and succession planning for executive officers other than the Chief Executive Officer. The Board will also review succession candidates for executive officers other than the Chief Executive Officer and other senior managers as it deems appropriate.

18. Strategic and Operating Plans

At least once a year, the Board will review the Company’s strategy and operating plans and provide input to management. The review of the Company’s strategic plan ordinarily will occur at the Board’s October meeting, and the review of the Company’s financial and capital plans ordinarily will take place at the December and/or February meetings. The Board will monitor the Company’s performance with respect to these plans.

19. Board Interaction with Investors, Press and Customers

The Board believes that management generally should speak for the Company. Individual Directors may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company, but it is expected that Directors would do this with the knowledge of the management and, absent unusual circumstances or as contemplated by Committee charters, only at the request of management.

Stockholders wishing to communicate directly with the Board, any individual Director or the independent Directors as a group regarding the Company’s business operations, conduct or other matters relating to the Company are welcome to do so by writing the Corporate Secretary of Teradata Corporation at 2835 Miami Village Dr., Miamisburg, Ohio 45342, who will forward any communications as directed.

Director Compensation and Stock Ownership

20. Compensation Philosophy

The Board believes that only cash and equity compensation should be provided to non-employee Directors and that at least fifty percent of a Director’s total compensation should be provided in equity, e.g., stock options, stock grants or other awards of stock or stock units. Further, the Board believes that the different components of Director compensation should be disclosed in the Company’s annual proxy statement. The Committee on Directors and Governance will periodically review the principles for director compensation.

21. Setting of Compensation

The Committee on Directors and Governance will periodically review market data for Director compensation to ensure that the compensation is reasonable and competitive in relation to other similar companies. The Committee should recommend to the full Board whether any changes in the compensation package are desirable, with the full Board to discuss and approve any recommendations. The Committee will take into consideration that Directors’ independence may be jeopardized if director compensation and perquisites, if any, exceed customary levels, if the Company makes substantial charitable contributions to organizations with which the Director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect compensation to) a Director or an organization with which the Director is affiliated.

22. Stock Ownership

Each Director should hold stock valued at no less than two times the amount of the annual retainer paid to such Director within three years after he or she is first elected to the Teradata Board. Stock or stock units beneficially owned by the Director, for which beneficial ownership is not disclaimed, including stock or stock units held in a deferral account, should be taken into account. However, for this purpose, the Board does not believe it appropriate to consider stock options granted to Directors by the Company.

Director Development

23. New Director Orientation

The Company will have an orientation process for new Directors that includes background material and meetings with senior management to familiarize the Directors with the Company’s strategic and operating plans, key issues, corporate governance, Code of Conduct, and the senior management team. All other Directors are invited to attend any orientation program. In addition, new members to a Committee will be provided information relevant to the Committee and its roles and responsibilities.

24. Continuing Director Education

The Board believes it is appropriate for Directors, at their discretion, to have access to educational programs related to their duties as Directors on an ongoing basis to enable them to better perform their duties and to recognize and deal appropriately with issues that arise. The Company will provide appropriate funding for these programs. In addition, Directors will receive periodic reviews of the Company’s business and visit Company facilities as part of their ongoing review of the Company and its operations.

Meetings

25. Preparation and Attendance

Directors are expected to attend Board meetings and meetings of Committees on which they serve, and to spend the time needed as necessary to prepare for such meetings and to properly discharge their responsibilities. All Board members are expected to attend the Company’s Annual Meeting of Stockholders.

26. Frequency and Length of Meetings

The Board will determine the frequency of meetings, taking into consideration the recommendations of management and Board members. The Board believes that four to six regular meetings a year are appropriate, however, the Board and each Committee will meet as frequently as needed for the Directors to properly discharge their responsibilities. The Chairman of the Board will determine the place, time, and length of meetings and may, depending upon the circumstances, call additional Board meetings.

27. Meeting Agenda

The Chairman of the Board, in consultation with the Chief Executive Officer (if not also the Chairman) will annually prepare a master agenda. The master agenda will set forth a general agenda of items to be considered by the Board at each of its specified meetings during the year (to the extent this can be foreseen) and will be provided to the entire Board. Thereafter, the Chairman of the Board will establish the agenda for each Board meeting, with each Director being free to suggest items for inclusion on the agenda as well as raise at any Board meeting subjects that are not specifically on the agenda for that meeting.

28. Meeting Materials

Meeting materials, including presentations on specific subjects, will be sent to the Directors in advance, except where the subject matter is too sensitive to be put on paper or the underlying information to be included in the materials is not otherwise available in advance of the meeting. The meeting materials should be as brief as possible while still providing the necessary information. Where feasible, the materials will be mailed one week in advance, so as to give the Directors a weekend over which to review the materials.

29. Attendance of Non-Directors at Meetings

Non-Directors will attend each meeting at the invitation of the Chairman of the Board. It is anticipated that the Chief Financial Officer and the Secretary of the Company will attend each meeting, except for that portion of the meeting held in executive session. The Board encourages the Chief Executive Officer to bring managers into Board meetings who can provide additional insight into items being discussed or who have future potential that the Chief Executive Officer believes should be given exposure to the Board.

30. Board Access to Senior Management and Information

Directors have full and free access to the Company’s management and external advisors, and the Board meets regularly with senior management. Any meetings or contacts that a Director wishes to initiate may be arranged through the Chief Executive Officer or the Secretary or directly by the Director. The Directors will use their judgment to ensure that any such contact is not disruptive to the Company’s business operations and will, to the extent not inappropriate, copy the Chief Executive Officer on any written communications between a Director and an officer or employee of the Company.

31. Board Access to Independent Advisors

The Board and each Committee has the power to hire, at its discretion, and at the expense of the Company, independent legal, financial or other advisors as they may deem necessary to support it in fulfilling its responsibilities, without consulting with or obtaining the approval of any officer of the Company in advance.

32. Executive Sessions

The Board will conduct an executive session of only independent Directors at each regularly scheduled Board meeting, with one meeting dedicated to the evaluation of the Chief Executive Officer. Independent Directors may hold additional executive sessions from time to time, with or without the Chief Executive Officer present, as desired. The format of these meetings will include a discussion afterwards by the presiding Director of the executive session with the Chief Executive Officer and Chairman. Unless otherwise determined by the Board, the Chairman will preside at the executive sessions of independent Directors. The Board will communicate to stockholders, via the proxy statement, as to whom the presiding Director will be for the year. In the event the Chairman of the Board is not an independent Director, the lead Director, if any, will preside at executive sessions of independent Directors.

Committees

33. Number of Committees

Currently there are four Committees: Executive, Audit, Compensation and Human Resource, and Committee on Directors and Governance. The Board believes the current committee structure is appropriate. From time to time, depending upon the circumstances, the Board may form a new Committee or disband a current Committee.

34. Assignment of Committee Members

The Board appoints members of the Committees on an annual basis. The Committee on Directors and Governance, with consideration of the desires of individual Directors and input from the Chief Executive Officer and Chairman of the Board, will recommend to the Board the assignment of Directors to various Committees. Vacancies in the Committees will be filled by the Board, upon the recommendation of the Committee on Directors and Governance, with input from the Chief Executive Officer and Chairman of the Board. In making assignments to the Committees, only independent Directors may serve on the Audit Committee, the Compensation and Human Resource Committee, or the Committee on Directors and Governance, all members of the Audit Committee must be “financially literate” and at least one member of the Audit Committee must have “accounting or related financial management expertise,” as defined by the U.S. Securities and Exchange Commission rules or as required under applicable New York Stock Exchange listing requirements. Additionally, a member of the Audit Committee may not sit on more than two other Audit Committees of other public companies, unless the Board determines that such commitments would not impair his or her effective service to the Company.

The Committee on Directors and Governance and the Board will take into account tenure on a Committee and give consideration to rotating committee members periodically, but the Board does not feel that rotation should be mandated as a policy.

35. Committee Charters and Authority

Each Committee has approved a written charter, which has also been approved by the Board. The charter may delegate, as appropriate, certain responsibilities to the Committee. Unless delegated to the Committee either in the charter, the Bylaws or a resolution of the Board, each Committee shall make recommendations to the Board and the Board will consider and approve the recommendations. The Committee charters will be reviewed periodically and may be changed from time to time by approval of the Committee and the Board.

36. Committee Agendas

The Chair of each standing Committee, in consultation with appropriate members of management, will develop each Committee’s planning agenda for the year with a schedule of agenda items for the year, to the degree they can be foreseen. Specific agenda items for each Committee meeting will be approved by the Chair of the Committee in consultation with appropriate members of management.

37. Frequency and Length of Committee Meetings

The Committee Chair, in consultation with appropriate members of management, will determine the frequency and length of Committee meetings.

38. Executive Sessions

Each Committee will meet in executive sessions as circumstances warrant. At the Committee’s discretion, outside advisors or members of management may meet with the Committee during these executive sessions.

Interpretation

39. Amendment and Interpretation

These Guidelines are in addition to and are not intended to change or interpret any federal or state law or regulation, including the General Corporation Law of the State of Delaware, or the Company’s Certificate of Incorporation or Bylaws or any Committee charter reviewed and approved by the Board. The Guidelines are subject to modification from time to time by the Board. In addition, the Board recognizes that situations may arise where the Board may need to take actions that vary from these Guidelines to further the best interests of the Company and its stockholders. Nothing in these Guidelines should be interpreted to prohibit the Board from taking such actions.

EXHIBIT A

Teradata Corporation

Board of Directors Corporate Governance Guidelines

DIRECTOR QUALIFICATION GUIDELINES

The Teradata Board of Directors, or any of its Committees, in considering qualifications of Directors standing for re-election and candidates for Board membership will consider the following factors, in addition to those other factors it may deem relevant:

1. Strong management experience, ideally with major public companies with successful multinational operations.

2. Other areas of expertise or experience that are desirable given the Company’s business and the current make-up of the Board, such as expertise or experience in: information technology businesses; the software industry; international, financial or investment banking, scientific research and development, or senior level government experience; and academic leadership.

3. Desirability of range in age, so that retirements are staggered to permit replacement of Directors of desired skills and experience in a way that will permit appropriate continuity of Board members.

4. Independence, as defined by the Board.

5. Diversity of perspectives brought to the Board by individual members.

6. Knowledge and skills in accounting and finance, business judgment, general management practices, crisis response and management, industry knowledge, international markets, leadership, and strategic planning.

7. Personal characteristics matching the Company’s values, such as integrity, accountability, financial literacy, and high performance standards.

8. Additional characteristics, such as:

a) willingness to commit the time required to fully discharge their responsibilities to the Teradata Board, including the time to prepare for Board and Committee meetings by reviewing the material supplied before each meeting;

b) commitment to attend a minimum of 75% of meetings;

c) ability and willingness to represent the stockholders’ long- and short-term interests;

d) awareness of the Company’s responsibilities to its customers, employees, suppliers, regulatory bodies, and the communities in which it operates; and

e) willingness to advance their opinions, but once a decision is made by a majority of the Board, willingness to support the majority decision assuming questions of ethics or propriety are not involved.

9. The number of commitments to other entities, with one of the more important factors being the number of other public-company boards on which the individual serves.

EXHIBIT B

Teradata Corporation

Board of Directors Corporate Governance Guidelines

DEFINITION OF DIRECTOR INDEPENDENCE

On an annual basis, the Teradata Board of Directors shall determine whether a Director will be considered an independent Director who has no material relationship with the Company (either directly or indirectly), taking into account the following factors, in addition to those other factors it may deem relevant:

•	has not been an employee of the Company or any of its affiliates, or affiliated with the Company, within the past five years

•	has not been affiliated with or an employee of the Company’s present or former independent auditors or its affiliates for at least five years after the end of such affiliation or auditing relationship

•

has not for the past five years been a paid advisor, service provider or consultant to the Company or any of its affiliates or to an executive officer of the Company or an employee or owner of a firm that is such a paid advisor, service provider or consultant

•

does not, directly or indirectly, have a material relationship (such as being an executive officer, director, partner, or significant stockholder) with a significant customer or supplier of the Company, including payments in the previous three years to or from the Company to another company in a fiscal year exceeding the greater of $1 million or 2% of the other company’s consolidated gross revenues

•

is not an executive officer or director of a foundation, university or other non-profit entity receiving significant contributions from the Company, including contributions in the previous three years that, in any single fiscal year, exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues

•	has not been employed by another corporation that has (or had) an executive officer of the Company on its board of directors during the past five years

•

has not received compensation, consulting, advisory or other fees from the Company, other than Director compensation and expense reimbursement or compensation for prior service that is not contingent on continued service for the past five years

•	is not, and has not been for the past five years, a member of the immediate family of:

(i) an officer of the Company,

(ii) an individual who receives more than $100,000 per year in direct compensation from the Company, other than compensation for prior service that is not contingent on continued service,

(iii) an individual affiliated with or an employee of the Company’s present or former independent auditors or its affiliates,

(iv) an individual who is an executive officer of another corporation that has (or had) an executive officer of the Company on it board of directors,

(v) an executive officer of a company that has made payment to, or received payments from, the Company in a fiscal year that exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues; or

(vi) any Director who is not considered an independent Director